                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BEA Systems, Inc. for the registration of 560,704 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1998, with respect to the consolidated financial statements of BEA Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Palo Alto, California
June 25, 1998